EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Reports Fiscal 2019 Financial Results and

Provides Shareholder Update

VANCOUVER, B.C., CANADA (November 14, 2019) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to announce its financial results for the fiscal year ended July 31, 2019 and is providing shareholders with an operational update.

FY2019 Financial Summary (results expressed in $USD unless otherwise indicated):

•	For the fiscal year ended July 31, 2019, achieved record annual revenue of $5.33 million, a 98% increase year-over-year from Nevada operations;
•	Fourth quarter sales of $ 1.57 million, a 27 % gain over Q3 sales;
•	Gross profit totalled $ 1.78 million for fiscal 2019, yielding a gross profit margin of 33.4%;
•	Significant inventory of $1.39 million as of July 31, 2019;
•	Basic and Diluted loss per share $(0.05);
•	Revenue is reported from Nevada operations only. Income from Ohio is treated as equity pickup and the Company assumed management of ShowGrow Long Beach after the end of the fiscal year;and
•	At July 31, 2019, BaM had $ 9.00 million in cash.

Operational Milestones for FY2019 and to Date:

California:

•	Entered a definitive asset purchase agreement for ShowGrow™ California dispensaries in Long Beach and San Diego;
•	Assumed management of ShowGrow Long Beach dispensary effective August 1, 2019, which is fully operational;
•	Commenced construction on ShowGrow San Diego location which is fully funded and 60% owned by NMG San Diego, LLC, a subsidiary of BaM;
•	Submitted a dispensary application for Chula Vista, California with outcome expected during the fourth quarter of 2019. The application was not top in scoring, however, no licenses have been awarded in the process to date;
•	Entered into management agreement for production operations at a licensed Cathedral City facility;
•	Following receiving final testing and California packaging compliance certificates for the Cathedral City facility and BaM’s products, Satellites Dip, LLC began shipping BaM’s award-winning products to dispensaries in the state of California.

Nevada:

•	Completed Nevada office relocation and advanced fully funded construction to expand production capabilities;
•	The new production facility is approximately 7,500 square feet and is anticipated to be operational in Q1 2020 pending license transfer from local and state authorities; and
•	BaM will introduce new mechanization and automation equipment to support expansion of the BaM product lines, SKU’s, and efficiencies.

Ohio:

•	Opened Clubhouse dispensary in Ohio, which is now fully operational and is currently 30% indirectly owned by BaM; and
•	Entered into a definitive agreement to acquire the remaining 70% subject to regulatory approval.

Arkansas:

•	Expanded into Arkansas with in-state partner, Comprehensive Care Group LLC, for a dispensary and fifty plant cultivation facility;
•	Construction of the fully funded medical marijuana dispensary in West Memphis, Arkansas is moving forward and all pre-construction activities have been completed. Work is in-progress on roughing in chase ways for power upgrades while electrical rough in remains ongoing throughout the project. Additionally, HVAC ductwork is 90% complete in the dispensary area; and
•	The facility is anticipated to be approximately 10,000 square feet with roughly 7,000 square feet for cultivation and operations and 3,000 square feet for retail.

Capital Markets Milestones:

•	Completed strategic financing with Australis Capital;
•	Completed oversubscribed financing for gross proceeds of CAD$14.7 million;
•	Warrant exercise by Australis Capital and retirement of approximately US$4.5 million of company debt;
•	BaM has sufficient capital to execute on construction and opening of all current facilities;
•	Added to the Horizons US Marijuana Index ETF; and
•	Began trading on the OTCQB® Venture Market.

Management Team Promotions and Board Appointments:

•	Appointed Trip Hoffman as Chief Operating Officer;
•	Appointed Mike Mills as President and Interim CEO;
•	Appointed Brent Reuter to Board of Directors;and
•	Appointed David Wenger to Board of Directors.

"We achieved record sales in fiscal 2019, with GAAP revenues increasing by 98 % year over year as demand for our premium branded products continued to drive our strong growth. All our revenue for fiscal 2019 was booked from our Nevada operations and we look forward to adding revenue from facilities in Ohio, Arkansas as well as our ShowGrow™ dispensaries and the Cathedral City, California operations," stated Michael Mills, President and Interim chief executive officer of Body and Mind.

Mr. Mills continued, “Complementing our fiscal 2019 sales performance, we made considerable progress expanding our geographic footprint, including our recent entry into California. We also took steps to position ourselves for future growth with the highest quality operational efficiencies. This includes advancing production capacity in Nevada, co-developing a new dispensary in Arkansas and opening the Clubhouse dispensary in Ohio. Today, Body and Mind is an award-winning, cannabis operator with a multi-state presence, a strong balance sheet and considerable growth prospects. Going forward, we intend to accelerate our growth by pursuing new state licenses, upgrading and expanding our existing assets and evaluating attractive acquisition opportunities. We look forward to updating you on our progress as we continue to execute through fiscal 2020 and beyond."

The audited consolidated financial statements for the fiscal year ended July 31, 2019 are available on SEDAR and EDGAR and should be read in connection with this news release.

About Body and Mind Inc.

BaM is a well capitalized publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Body and Mind has a strategic investment by Australis Capital Inc. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

President

Tel: 800-361-6312

mmills@bamcannabis.com

Investor Contact:

Valter Pinto, Managing Director

Tel: 212-896-1254

valter@kcsa.com

Media Contact:

Annie Graf, Account Director

Tel: 786-390-2644

agraf@kcsa.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.